As filed with the Securities and Exchange Commission on April 12, 2019
Registration No. 333-205960

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 16
to
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
___________________________________
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
(Exact name of registrant as specified in governing instruments)
_______________________________________________
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(949) 270-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________________________________
Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
Griffin-American Healthcare REIT IV, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(949) 270-9200
(949) 474-0442 (Facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________________
Copies to:

Lauren Burnham Prevost Seth K. Weiner Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000 (404) 365-9532 (Facsimile)	Howard S. Hirsch Griffin Capital Company, LLC Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, California 90245 (310) 469-6100 (310) 606-5910 (Facsimile)
_______________________________________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:     ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
		Emerging growth company	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

DEREGISTRATION OF SHARES OF COMMON STOCK

On July 30, 2015, Griffin-American Healthcare REIT IV, Inc. (the “Registrant”) filed a registration statement for its offering on Form S-11 (Commission File No. 333-205960) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 16, 2016, pursuant to which the Registrant offered up to $2,800,000,000 in shares of Class T common stock and $200,000,000 in shares of Class I common stock in its primary offering on a “best efforts” basis, as well as $150,000,000 in shares of Class T and Class I common stock pursuant to its distribution reinvestment plan (the “DRIP”).

As of the close of business on February 15, 2019, the Registrant had sold $731,805,000 of shares of Class T common stock and $53,373,000 of shares of Class I common stock pursuant to the Registration Statement, including $701,895,000 of shares of Class T common stock and $52,262,000 of shares of Class I common stock pursuant to the primary offering and $29,910,000 of shares of Class T common stock and $1,111,000 of shares of Class I common stock pursuant to the DRIP. The Registrant terminated the offering of the shares of Class T common stock and Class I common stock covered by the Registration Statement effective as of the close of business on February 15, 2019, and hereby deregisters the remaining $2,364,822,000 of shares of Class T and Class I common stock which were previously registered under the Registration Statement and remained unsold as of the close of business on February 15, 2019.

SIGNATURE PAGE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 12th day of April, 2019.

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

By:	/s/ JEFFREY T. HANSON
Jeffrey T. Hanson
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. HANSON	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 12, 2019
Jeffrey T. Hanson

/s/ BRIAN S. PEAY	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 12, 2019
Brian S. Peay

*	Director	April 12, 2019
Richard S. Welch

*	Director	April 12, 2019
Brian J. Flornes

*	Director	April 12, 2019
Dianne Hurley

*	Director	April 12, 2019
Wilbur H. Smith III

* /s/ JEFFREY T. HANSON
Jeffrey T. Hanson, as attorney-in-fact